UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2005

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

000-19949
(Commission File Number)

84-0503749
(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver, BC V6C 2X8
(Address of principal executive offices and Zip Code)

604-639-3118
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 26, 2005, we announced in a news release that we have received an additional US$3.5 million in gross proceeds from Cornell Capital Partners, LLP, based on the terms of a private placement financing of Series C Convertible Preferred shares which completed on July 19, 2005. The terms of the financing were originally reported in our Form 8-K filed on July 20, 2005.

Item 7.01. Regulation FD Disclosure

On September 26, 2005, we issued a news release announcing that our wholly-owned operating subsidiary, Methane Energy Corp. has completed drilling and setting production casing for Beaver Hill #4 and has now commenced drilling Beaver Hill #2. The Beaver Hill #2 well is the fourth of five wells included in Methane's Beaver Hill pilot project located in Coos County, Oregon. All five wells in this project are located on a single site within the Coos County forest lands. Drilling operations on this well are forecast to run for approximately fifteen days. The well will be directionally drilled to an estimated total depth of 4,285 feet and updip from the Beaver Hill #1 and #3 bottom-hole locations. One additional directionally drilled well will follow up the drilling of Beaver Hill #2 over the next month. The wells are being drilled by Roll'n Oilfield Services' Rig #14.

Item 9.01 Financial Statements and Exhibits

99.1 News Release dated September 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ Mark Gustafson
Mark Gustafson,
Chief Executive Officer, President and Director

Date: September 28, 2005